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                                                                    EXHIBIT 99.1

SELECTED FINANCIAL DATA

         The following selected financial data should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Form 8-K. The selected financial data presented below under " Statement of Operations Data" and "Balance Sheet Data" as of and for the four fiscal years ended June 30, are derived from the consolidated financial statements of IMNET Systems, Inc. and subsidiaries. The consolidated financial statements as of June 30, 1996 and 1995, and for the three-year period ended June 30, 1996, and the independent auditors' report thereon, are included as a part of this Form 8-K. The Selected Financial Data is qualified by, and should be read in conjunction with, such consolidated financial statements.

                                                                     FISCAL YEAR ENDED JUNE 30,
                                                            --------------------------------------------
                                                              1996        1995        1994        1993
                                                            --------    --------    --------    --------
STATEMENT OF OPERATIONS DATA:                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  System sales ..........................................   $ 24,532    $  8,881    $  4,551    $  2,599
  Maintenance and professional services .................      4,848       2,393       1,790       1,230
                                                            --------    --------    --------    --------
       Total revenues ...................................     29,380      11,274       6,341       3,829
                                                            --------    --------    --------    --------
Operating expenses:
  Cost of system sales ..................................      6,458       4,644       3,253       1,781
  Cost of maintenance and professional services .........      2,705       1,637       1,155         900
  Sales and marketing ...................................      9,752       4,433       3,527       1,838
  Research and development ..............................      3,915       2,343       1,881         830
  General and administrative ............................      4,145       2,430       1,930       1,309
  Non-recurring charges .................................     10,370          --          --          --
                                                            --------    --------    --------    --------
       Total operating expenses .........................     37,345      15,487      11,746       6,658
                                                            --------    --------    --------    --------
       Operating loss ...................................     (7,965)     (4,213)     (5,405)     (2,829)
Interest income, net ....................................      1,938         134          29          37
                                                            --------    --------    --------    --------
       Loss before income taxes .........................     (6,027)     (4,079)     (5,376)     (2,792)
Income taxes ............................................         --          --          --          --
                                                            --------    --------    --------    --------
       Net loss .........................................   $ (6,027)   $ (4,079)   $ (5,376)   $ (2,792)
                                                            ========    ========    ========    ========

Net loss per common share and common share
  equivalent ............................................   $  (0.69)   $  (0.77)   $  (1.38)   $  (0.95)
                                                            ========    ========    ========    ========

Weighted average outstanding common shares
  and common share equivalents ..........................      8,779       5,330       3,888       2,931
                                                            ========    ========    ========    ========

                                                                              JUNE 30,
                                                            --------------------------------------------
                                                              1996        1995        1994        1993
                                                            --------    --------    --------    --------
BALANCE SHEET DATA:                                                                    (IN THOUSANDS)
Cash and cash equivalents ...............................   $ 16,895    $  1,857    $  2,634    $    773
Working capital .........................................     50,786       4,873       3,276       1,100
Total assets ............................................     69,536      11,303       9,405       7,863
Total stockholders' equity ..............................     60,823       8,071       6,552       4,706

Note: The selected financial data gives retroactive recognition to the acquisition of Hunter, which has been accounted for as a pooling of interests.


                                      SF-A